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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                  FORM 8-K/A-3

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 1997



                        DIGITAL GENERATION SYSTEMS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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               CALIFORNIA                                     0-27644                                 94-3140772
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(STATE OF OTHER JURISDICTION OF INCORPORATION)        (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)
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                               875 BATTERY STREET
                             SAN FRANCISCO, CA 94111
                             -----------------------
          (Address, including zip code, of principal executive offices)


Registrant's telephone numbers, including area code:   (415) 276-6600
                                                       --------------




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

            Item 2 is amended and restated in its entirety as follows:

            On July 18, 1997, the Registrant acquired all of the issued and outstanding capital stock of Starcom Mediatech, Inc., a Delaware corporation ("Mediatech") and a wholly-owned subsidiary of IndeNet, Inc., a Delaware corporation ("IndeNet"), for aggregate consideration of approximately $25.8 million, including approximately $5.4 million in assumed debt (the "Mediatech Acquisition"). Mediatech is engaged in the business of media duplication and distribution and the Registrant intends to cause Mediatech to continue this business activity.

            The Mediatech Acquisition was consummated pursuant to the terms and conditions set forth in a Stock Purchased Agreement, dated as of July 18, 1997 (the "Mediatech Purchase Agreement"), by and between IndeNet and the Registrant. The consideration delivered by the Registrant to IndeNet in payment for the capital stock of Mediatech consisted of: (i) $13,988,730 in cash; (ii) 324,355 shares of Common Stock of the Registrant ("the Company Shares"); (iii) a Subordinated Promissory Note payable to the order of IndeNet in the aggregate principal amount of $2,243,806.34 and bearing interest at the rate of 9% per annum (the "Company Note"); and (iv) a Secured Subordinated Promissory Note payable to the order of Thomas H. Baur, a creditor of IndeNet, in the aggregate principal amount of $2,206,193.66 and bearing interest at the rate of 9% per annum (the "Baur Note").

            The Mediatech Purchase Agreement provided for an adjustment of the aggregate purchase price paid by the Registrant to IndeNet to acquire Mediatech based on a comparison of Mediatech's financial position on July 18, 1997 with its financial position at a specified date prior to its acquisition by the Registrant. Based upon a review of Mediatech's financial position on July 18, 1997, the Registrant and IndeNet entered into an agreement on October 27, 1997 pursuant to which the Registrant and IndeNet agreed to reduce the aggregate purchase price paid by the Registrant to IndeNet to acquire Mediatech by an amount equal to $625,000. The Registrant and IndeNet agreed that such amount would be reflected in the form of a $25,000 immediate cash payment by IndeNet to the Registrant and a reduction of the aggregate principal amount payable under the Company Note by an amount equal to $600,000. To reflect such reduction, the Company Note was canceled and replaced with a new Subordinated Promissory Note payable to the order of IndeNet in the aggregate principal amount of $1,643,806.34 and bearing interest at the rate of 9% per annum (the "New Company Note").

            In connection with the Mediatech Acquisition, the Registrant granted certain rights to IndeNet with respect to registration of the Company Shares under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to such registration rights, IndeNet has the right to request the registration of the Company Shares under the Securities Act in the event that the Registrant shall register securities under the Securities Act for its own account or the account of the Registrant's other security holders. In addition, after the first anniversary of the Mediatech Purchase Agreement, the Registrant has the right to request the registration of the Company Shares under the Securities Act at any time provided that the proceeds of any offering of the Company Shares pursuant to such registration shall exceed $500,000.

            The New Company Note is payable in principal installments of $150,000 plus accrued interest on December 31, 1997, June 30, 1998, December 31, 1998, and June 30, 1999, with the remaining installments payable on the last day of each successive calendar quarter thereafter until fully paid on March 31, 2001. The Baur Note is also payable in installments, with the first of such installments due and payable in the amount of $350,000 on July 30, 1997, and the second and all subsequent installments due and payable in installments of $200,000 plus accrued interest on the first day of each successive calendar quarter thereafter, commencing on January 1, 1998. The Baur Note matures on January 1, 2000.

            Prior to the foregoing transaction, no material relationship existed between IndeNet or Mediatech and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.


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            The Registrant drew upon two sources of funds to finance the cash portion of the consideration for the Mediatech Acquisition. An entity affiliated with Kleiner Perkins Caufield and Byers ("Kleiner Perkins") and another affiliated with Dawson-Samberg Capital Management, Inc. ("Dawson-Samberg") each provided the Registrant with a $3.0 million cash loan in exchange for a promissory note, each in the aggregate principal amount of $3.0 million and bearing interest at the rate of 10% per annum. The Registrant funded the remaining portion of the cash consideration for the Mediatech Acquisition from its internal cash reserves.

            On July 14, 1997, the Registrant entered into a Preferred Stock Purchase Agreement, as amended on July 23, 1997, (as amended, the "Stock Purchase Agreement"), with certain investors listed on Exhibit A thereto, pursuant to which the Registrant agreed to issue and sell, in two tranches, up to an aggregate of 4,950,495 shares of its Series A Convertible Preferred Stock for aggregate consideration of approximately $17.5 million in cash, or $3.535 per share. The Registrant closed the first of such tranches on July 28, 1997 in which the Registrant issued and sold an aggregate of 2,012,376 shares of its Series A Convertible Preferred Stock for aggregate consideration of approximately $7,113,751 in cash. The Registrant used the proceeds of this first tranche to repay the entire amount owned under the promissory notes issued by the registrant in favor of Kleiner Perkins and Dawson-Samberg in connection with the Mediatech Acquisition. Due to the requirements of the National Association of Securities Dealers (the "NASD"), the closing of the second of such tranches, in which the Registrant intended to issue and sell up to an aggregate of 2,938,119 additional shares of its Series A Convertible Preferred Stock, is contingent upon obtaining shareholder approval therefor. The holders of a majority of the issued and outstanding shares of its capital stock entitled to vote thereon entered into a voting agreement pursuant to which such shareholders agreed to vote in favor of the issuance of shares of Series A Convertible Preferred Stock in connection with such second tranche. By letter dated August 1, 1997, the NASD gave its approval to close the second tranche, subject to certain conditions. Upon the satisfaction of such conditions, the Registrant closed the second tranche on August 26-27, 1997 in which the Registrant issued and sold an aggregate of 2,938,119 shares of its Series A Convertible Preferred Stock for aggregate consideration of $10,386,251 in cash. The Registrant used the proceeds from the sale of such shares in the second tranche to replenish the cash reserves expended by the Registrant to fund a portion of the cash consideration for the Mediatech Acquisition.

            In connection with the transactions contemplated by the Stock Purchase Agreement, the Registrant granted certain rights to the investors purchasing shares of its Series A Convertible Preferred Stock under the Stock Purchase Agreement with respect to registration under the Securities Act of the Common Stock underlying such shares of Series A Convertible Preferred Stock. Such rights are substantially similar to the registration rights granted to IndeNet in connection with the Mediatech Acquisition, as described above.

            The Registrant's issuance, pursuant to the Stock Purchase Agreement, of shares of its Series A Convertible Preferred Stock in the first and second tranche described above were exempt from the registration requirements of the Securities Act in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act.


ITEM 5.  OTHER EVENTS

            Item 5 is amended and restated in its entirety as follows:

            The Registrant entered into the Stock Purchase Agreement described above pursuant to which the Registrant issued and sold an aggregate of 2,012,376 shares of its Series A Convertible Preferred Stock on July 28, 1997, and an additional 2,938,119 shares of its Series A Convertible Preferred Stock on August 26-27, 1997.


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            On October 27, 1997 the Registrant and IndeNet entered into an agreement pursuant to which such parties agreed to reduce the aggregate purchase price paid by the Registrant to IndeNet to acquire Mediatech by an amount equal to $625,000. The Registrant and IndeNet agreed that such amount would be reflected in the form of a $25,000 immediate cash payment by IndeNet to the Registrant and a reduction of the aggregate principal amount payable under the Company Note by an amount equal to $600,000.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (A)         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            The audited combined financial statements of Mediatech, Inc. and Starcom Television Services, Inc. for the years ended March 31, 1997 and 1996 and the unaudited combined financial statements of Mediatech, Inc. and Starcom Television Services, Inc. for the three months ended June 30, 1997 and 1996 are attached hereto as Exhibit 7.1.


            (B)         PRO FORMA FINANCIAL INFORMATION

            The unaudited condensed pro forma combined financial statements of the Registrant, PDR Productions, Inc., and Mediatech, Inc., the pro forma financial information required by Item 7(b), is attached hereto as Exhibit 7.2.


            (C)         EXHIBITS

            2.1* Stock Purchase Agreement, dated as of July 18, 1997, by and between IndeNet, Inc., a Delaware corporation, and Digital Generation Systems, Inc., a California corporation.

            2.2* Preferred Stock Purchase Agreement, dated as of July 14, 1997, by and among Digital Generation Systems, Inc. and the parties listed on the Schedule of Purchasers attached as Exhibit A thereto.

            2.3* Amendment to Preferred Stock Purchase Agreement, dated as of July 23, 1997, by and among Digital Generation Systems, Inc. and the purchasers listed on Exhibit A thereto.

            2.4* Certificate of Determination of Rights of Series A Convertible Preferred Stock of Digital Generation Systems, Inc., filed by the Secretary of State of California on July 6, 1997.

            7.1** The audited combined financial statements of Mediatech, Inc. and Starcom Television Services, Inc. for the years ended March 31, 1997 and 1996 and the unaudited combined financial statements of Mediatech, Inc. and Starcom Television Services, Inc. for the three months ended June 30, 1997 and 1996.

            7.2** The unaudited condensed pro forma combined financial statements of Digital Generation Systems, Inc., PDR Productions, Inc., and Mediatech, Inc.



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*          Incorporated by reference to the exhibit bearing the same number filed with Registrant's Form 8-K which was filed August 1, 1997.

** Incorporated by reference to the exhibit bearing the same number filled with Registrant's Form 8-K/A-2 which was filed September 29, 1997.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DIGITAL GENERATION SYSTEMS, INC.



Dated:    November 6, 1997            BY: /S/ THOMAS P. SHANAHAN
                                         --------------------------------------
                                              THOMAS P. SHANAHAN
                                              VICE PRESIDENT & CHIEF FINANCIAL
                                              OFFICER (PRINCIPAL FINANCIAL AND
                                              CHIEF ACCOUNTING OFFICER)